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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SEC 1913 (12-03)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Filed by Apogent Technologies Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Apogent Technologies Inc.
Commission File No. 1-11091

This filing relates to a planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Agreement and Plan of Merger, dated as of March 17, 2004 (the “Merger Agreement”), by and among Fisher, Fox Merger Corporation and Apogent. The Merger Agreement is on file with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K, as amended, filed by Apogent on March 17, 2004, and is incorporated by reference into this filing.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Apogent’s and Fisher’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that (1) the companies may be unable to obtain stockholder or regulatory approvals required for the Merger; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed by Apogent and Fisher. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Apogent and Fisher. Apogent and Fisher assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed Merger, Apogent and Fisher will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Fisher, Apogent and the Merger. Investors and security holders may obtain these documents (and any other documents filed by Fisher or Apogent with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801 or from Apogent’s website at www.apogent.com. The documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, One Liberty Lane, Hampton, NH 03842 or from Fisher’s website at www.fisherscientific.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

Apogent, Fisher, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Apogent and Fisher in favor of the acquisition. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in the proxy statement for Fisher’s 2003 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2003. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Apogent, Fisher and their respective executive officers and directors in the Merger by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

March 17, 2004

Dear Fellow Employee:

Today, Apogent Technologies has announced plans to merge with Fisher Scientific in Hampton, New Hampshire. We expect this $3.7 billion transaction to be completed early in the third quarter of 2004.

As many of you know, Fisher Scientific is a world leader in serving science, and offers more than 600,000 products and services to more than 350,000 customers located in approximately 145 countries. Fisher’s customers include pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals and reference labs; quality control, process-control and R&D labs in various industries; as well as government and first responders.

With the merger of these two great companies we will have:

•	Combined annual revenues exceeding $5 billion;

•	A $1.1 billion footprint in the high-growth life-science market;

•	A significantly enhanced portfolio of proprietary products;

•	Increased cash flow and financial flexibility, enhancing our ability to pursue additional growth opportunities; and

•	Through combined product-development efforts, an enhanced global presence and strengthened service capabilities, we will be uniquely positioned to provide our customers with innovative products and services in all key markets.

Given the complementary nature of our businesses, we expect to realize the benefits of this transaction quickly and efficiently. Once the merger is complete, we will combine the best practices of both companies. However, since this transaction will not be completed for several months, our companies must continue to operate separately until the merger is complete.

Upon closing of the transaction, the name of the combined company will be Fisher Scientific and will be headquartered in Hampton, New Hampshire. I will serve as Chairman Emeritus of Fisher Scientific.

The hallmarks of both companies are creativity, technological advancement and personal service, and we will continue to improve our commitment to serving the advancement of scientific discovery.

You are the lifeblood of any successful company and in the days, months and year ahead, your continued hard work and dedication will be an essential ingredient in our success. I am confident that together we will achieve new heights to the benefit of our fellow employees, our valued customers, and our supportive shareholders. I will continue to keep you informed as we work through the details of this transaction.

Sincerely,

Frank H. Jellinek, Jr.

President and CEO